As filed with the Securities and Exchange Commission on July 28, 2000
                                              Registration No. 333-_____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 NOGATECH, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                     77-0525268
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                           5201 Great America Parkway
                          Santa Clara, California 95054
               (Address of Principal Executive Offices) (Zip Code)

                             1999 Stock Option Plan
                           2000 Equity Incentive Plan
                        2000 Employee Stock Purchase Plan
                            (Full title of the Plans)

                                   Nathan Hod
                              Chairman of the Board
                                 Nogatech, Inc.
                           5201 Great America Parkway
                         Santa Clara, California 95054

                     (Name and address of agent for service)

                         Telephone Number (408) 562-6200
          (Telephone number, including area code, of agent for service)
                                    Copy to:
                                 Kay Rubin, Esq.
                            Bay Venture Counsel, LLP
                        1999 Harrison Street, Suite 1300
                            Oakland, California 94612
                                   ----------
                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
        Title of Securities to              Amount             Proposed Maximum        Proposed Maximum            Amount
            be Registered                    to be                 Offering               Aggregate                  of
                                         Registered(1)              Price                  Offering             Registration
                                                                  Per Share                 Price                    Fee
-----------------------------------------------------------------------------------------------------------------------------------
1999 Stock Option Plan, Common Stock,
      par value $0.001 per share           1,446,514                $1.09(2)              $ 1,576,700              $  416
-----------------------------------------------------------------------------------------------------------------------------------
  2000 Equity Incentive Plan, Common
  Stock, par value $0.001 per share        3,500,000                $6.28(3)              $21,980,000              $5,803
-----------------------------------------------------------------------------------------------------------------------------------
  2000 Employee Stock Purchase Plan,         350,000                $5.34(4)              $ 1,869,000              $  493
  Common Stock, par value $0.001 per
                share
-----------------------------------------------------------------------------------------------------------------------------------
                Total                      5,296,514                                      $25,425,700              $6,712
===================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purposes of calculating the registration fee. The computation is based on the weighted average per share exercise price (rounded to the nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(3) Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of $6.28 per share, which represents the average of the high and low prices for a share of common stock of Nogatech Inc. as reported on the NASDAQ National Market System on July 26, 2000.

(4) Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of $6.28 per share, which represents the average of the high and low prices for a share of common stock of Nogatech Inc. as reported on the NASDAQ National Market System on July 26, 2000, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced plan.

                                ----------------

   THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING IN ACCORDANCE
                  WITH RULE 462(a) UNDER THE SECURITIES ACT.

================================================================================

                                     PART I

Item 1.       Plan Information.*

Item 2.       Registrant Information and Employee Plan Annual Information.*

* The document (s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

         Nogatech, Inc. (the "Company" or the "Registrant") hereby incorporates by reference into this Registration Statement the following documents:

         (a) The Registrant's Prospectus, filed on May 19, 2000 pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the year ended December 31, 1999, Registrant's latest fiscal year for which such statements have been filed.

         (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on May 16, 2000, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents. Statements contained in this Registration Statement or in a document incorporated by reference may be modified or superseded by later statements in this Registration Statement or by statements in subsequent documents incorporated by reference, in which case you should refer to the later statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 102 of the Delaware General Corporation Law, or the DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

         Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by us or in our right) by reason of the fact that the person is or was the Company's director, officer, agent or employee or is or was serving at the Company's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (a) if the person is successful on the merits or otherwise in defense of any action, suit or proceeding, or
(b) if the person acted in good faith and in a manner he or she reasonably believed to be in the best interest of the Company, or not opposed to the Company's best interest, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by the Company or in its right as well, but only to the extent of defense expenses (including attorney's fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in these actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to the Company, unless the court believes that in light of all the circumstances indemnification should apply.

         Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for these actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to these actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

         The Company's Certificate of Incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability for:

         - any beach of the director's duty of loyalty to the Company or its stockholders;

         - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

         -        unlawful dividends and stock purchases; or

         - any transaction from which the director derived an improper personal benefit.

         These provisions are permitted under Delaware law.

         The Company's Bylaws provide that:

         - the Company must indemnify its directors and officers to the fullest extent permitted by Delaware law.

         - the Company may indemnify its other employees and agents to the same extent that it indemnified its officers and directors, unless otherwise determined by its board of directors; and

         - the Company must advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

         The indemnification provisions contained in the Company's Certificate of Incorporation and Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the Company maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of this status.

         The Company has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in its Bylaws. These agreements, among other things, will provide for indemnification of the Company's directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any such person in any action or proceeding arising out of the person's services as a director or executive officer of the Company or another entity at the Company's request. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the forgoing provisions or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Index to Exhibits.

Item 9.  Undertakings.

         1.       The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; PROVIDED HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and, the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on July 28, 2000.

                                      NOGATECH, INC.



                                      By:    /s/  YARON GARMAZI
                                          -------------------------------------
                                          Yaron Garmazi
                                          Chief Financial Officer and Secretary


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Arie Heiman and Yaron Garmazi, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                            Title                                       Date
---------                                            -----                                       ----

                *                          President, Chief Executive Officer                    July 28, 2000
-----------------------------------------  and Director (Principal Executive
Arie Heiman                                Officer)



                *                          Chief Financial Officer and Secretary                 July  28, 2000
-----------------------------------------  (Principal Financial and Accounting Officer)
Yaron Garmazi



                *                          Chairman of the Board                                 July  28, 2000
-----------------------------------------
Nathan Hod



                *                          Director                                              July 28, 2000
-----------------------------------------
Gerald Dogon



                *                          Director                                              July  28, 2000
-----------------------------------------
Avraham Fischer




                *                          Director                                              July  28, 2000
-----------------------------------------
Davidi Gilo



                *                          Director                                              July  28, 2000
-----------------------------------------
Moshe Harel



                *                          Director                                              July  28, 2000
-----------------------------------------
Yirmiyahu Kaplan



                *                          Director                                              July  28, 2000
-----------------------------------------
Yossi Vinitski



                *                          Director                                              July  28, 2000
-----------------------------------------
Andrew Schonzeit

                                  EXHIBIT INDEX

         Exhibit Number             Description
         --------------             -----------
                  4                 Instruments Defining the Rights of Stockholders.  Reference is made to
                                    Registrant's Registration Statement No.  000-3065 on Form 8-A, together with the amendments and exhibits thereto, which are incorporated herein by reference pursuant to Items 3(d) and 3(e).

                  5                 Opinion of Bay Venture Counsel LLP.

                  10.1*             1999 Stock Option Plan.

                  10.2*             2000 Equity Incentive Plan.

                  10.3              Amended and Restated 2000 Employee Stock Purchase Plan.

                  23.1              Consent of Bay Venture Counsel LLP (contained in opinion filed as Exhibit 5).

                  23.2              Consent of Kesselman & Kesselman, Independent Accountants.

                  24                Powers of Attorney (included on signature page).


----------------------------
         * Exhibits 10.1 and 10.2 are incorporated herein by reference to Registrant's Registration Statement on Form S-1 (file no. 333-32372), declared effective on May 17, 2000.